SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TALBOTS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1111318
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Talbots Drive
Hingham, Massachusetts 02043
(781) 741-7600
(Address of Principal Executive Offices)

THE TALBOTS, INC. 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN
(Full Title of the Plan)

Edward L. Larsen
The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043
(781) 741-7600
(Name, Address and Telephone Number of Agent For Service)

With a Copy to:
Warren J. Casey, Esq.
Day Pitney LLP
P.O. Box 1945
Morristown, New Jersey 07962-1945
(973) 966-6300

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CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,500,000	$22.71	$56,775,000	$1,742.99

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act") additional shares of Common Stock may be issuable pursuant to anti-dilution provisions of The Talbots, Inc. 2003 Executive Stock Based Incentive Plan, as amended and restated (the "Plan").

(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 1, 2007.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.             Incorporation of Documents by Reference.

             This Form S-8 is filed with the Securities and Exchange Commission (“Commission”) pursuant to General Instruction E to Form S-8. The contents of prior Registration Statement on Form S-8, filed with the Commission on July 24, 2003 (File No. 333-107317), are incorporated herein by reference.

              The additional 2,500,000 shares being registered pursuant to this Form S-8 constitute shares of The Talbots, Inc. (the “Company”) Common Stock which may be issued to satisfy awards granted under the Plan. An amendment to the Plan increasing by 2,500,000 the number of shares authorized for issuance under the Plan was approved by the Board of Directors of the Company on March 2, 2007 and by the shareholders of the Company on May 24, 2007.

             The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended February 3, 2007, filed on April 10, 2007.

2.	The Registrant’s Proxy Statement in connection with its 2007 Annual Meeting of Shareholders, filed on April 23, 2007.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2007, filed on June 14, 2007.

4.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report.

5.	The description of the Registrant’s Common Stock, $0.01 par value, contained in the Registrant’s Registration Statement on Form S-1 (No. 33-69082), which Registration Statement became effective November 18, 1993.

             All documents (other than information “furnished” with a Current Report on Form 8 K which is not incorporated herein by reference) filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	Exhibits.

5	Opinion of Legal Counsel.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Legal Counsel (included in Exhibit 5 hereto).

24	Power of Attorney (set forth on signature page of the Registration Statement).

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Town of Hingham, Commonwealth of Massachusetts, on this 6th day of August, 2007.

THE TALBOTS, INC.

By	:	s/ Edward L. Larsen
Edward L. Larsen
Senior Vice President, Finance,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

             Each person whose signature to the Registration Statement appears below hereby appoints Edward L. Larsen and Richard T. O’Connell, and each individually, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all subsequent amendments to the Registration Statement, which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

             Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board,
/s/ Arnold B. Zetcher	President and Chief Executive Officer	August 6, 2007
Arnold B. Zetcher	(Principal Executive Officer)

/s/ Edward L. Larsen	Senior Vice President, Finance,	August 6, 2007
Edward L. Larsen	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ John W. Gleeson	Director	August 6, 2007
John W. Gleeson

/s/ Tsutomu Kajita	Director	August 6, 2007
Tsutomu Kajita

	Director	August __, 2007
Motoya Okada

/s/ Gary M. Pfeiffer	Director	August 6, 2007
Gary M. Pfeiffer

	Director	August __, 2007
Yoshihiro Sano

/s/ Susan M. Swain	Director	August 6, 2007
Susan M. Swain

/s/ Isao Tsuruta	Director	August 6, 2007
Isao Tsuruta

INDEX TO EXHIBITS

Exhibit No.	Description

5	Opinion of Legal Counsel.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Legal Counsel (included in Exhibit 5 hereto).

24	Power of Attorney (set forth on signature page of the Registration Statement).